UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2013

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Stockholders of The Bancorp, Inc. (the “Company”) was held on May 6, 2013.

(b)           The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.           The election of a Board of Directors. All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 3,678,595. The table below sets forth the voting results for each director.

Name of Nominee	Votes For	Votes Withheld
Betsy Z. Cohen	30,599,306	517,999
Daniel G. Cohen	30,006,134	1,111,171
Walter T. Beach	30,751,237	366,068
Michael J. Bradley	30,876,545	240,760
Matthew Cohn	30,604,590	512,715
William H. Lamb	27,557,536	3,559,769
Frank M. Mastrangelo	30,009,007	1,108,298
James J. McEntee III	26,870,485	4,246,820
Linda Schaeffer	30,234,082	883,223
John C. Chrystal	30,878,360	238,945

2.           The non-binding resolution to approve the 2012 compensation program for the named executive officers was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
27,135,192	3,579,411	402,702

There were 3,678,595 broker non-votes on the proposal.

3.           The approval of the Stock Option and Equity Plan of 2013:

Votes For	Votes Against	Abstentions
24,708,453	6,006,148	402,704

There were 3,678,595 broker non-votes on the proposal.

4.           The selection of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2013 was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
34,426,260	359,648	9,992

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary